Exhibit 10.3

WHEN RECORDED MAIL TO:

Kutak Rock LLP

8601 North Scottsdale Road, Suite 300

Scottsdale, Arizona 85253

Attention: Lynn T. Ziolko, Esq.

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING

(CALIFORNIA)

THIS DEED OF TRUST ALSO CONSTITUTES AND IS FILED AS A FIXTURE FILING UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE.

This Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Fixture Filing (“Deed of Trust”) is made as of August 3, 2009 (“Execution Date”), by and among Quest Software, Inc., a Delaware corporation, as “Trustor”, the successor by merger to Quest Software, Inc., a Delaware corporation, whose mailing address is 5 Polaris Way, Aliso Viejo, CA 92656; (ii) Mutual of Omaha Bank, a federally chartered thrift, as “Beneficiary”, whose mailing address is 4657 MacArthur Court, Suite 1480, Newport Beach, CA 92660; and (iii) Fidelity National Title Company, a California corporation, as “Trustee”, whose mailing address is 1737 North First Street, Suite 100, San Jose, CA 95112.

PRELIMINARY STATEMENT

Trustor holds fee title interest in the real property situated in the County of Orange, State of California, more particularly described on the attached Exhibit “A” (referred to interchangeably as either the “Real Property” or the “Premises”).

GRANTING CLAUSES

1. Grant in Trust. Trustor irrevocably grants, conveys, and transfers to Trustee, its successors and assigns, in trust, pursuant to this Deed of Trust and California law, with power of sale and right of entry and possession, all of Trustor’s right, title, and interest in and to the Premises. The Premises are conveyed by Trustor in trust together with all present and future tenements, hereditaments, rights, rights-of-way, easements, privileges, licenses, benefits, and appurtenances that belong to the Premises or are necessary for the operation of the Premises (all as part of the premises conveyed), which will include, but is not limited to, the following property:

(a) All buildings, improvements, fixtures, and equipment (whether or not annexed to the Premises) now or in the future located on, used in connection with, or intended to be used in connection with the Premises including, without limiting the generality of the foregoing, all machinery, materials, appliances, and fixtures for generating or distributing air, water, heat, electricity, light, or fuel refrigeration, for ventilating, cooling, or sanitary purposes, for the exclusion of vermin or insects, and for the removal of dust, refuse, or garbage, all wall safes, engines, machinery, boilers, furnaces, oil burners, coolers, refrigeration plants, motors, cabinets, shelving, lockers, partitions, doors, vaults, elevators, sprinkling systems, irrigating systems, awnings, window shades, shutters, venetian blinds, light fixtures, fire hoses, fire brackets, fire boxes, fire sprinklers, alarm systems, drapery rods, brackets, screens, floor tile, linoleum, carpets, plumbing, water systems, power systems, incinerators, communication systems, appliances, built-in furniture, and built-in bars, and all other installations and appliances on the Premises (and all substitutions and replacements for all of the foregoing). All of the items described in this subparagraph are declared to be part of the real property and are called collectively the “Improvements”;

(b) Oil, gas, soil, and/or mineral rights including, without limitation, any related royalties;

(c) All water and water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant to the Premises) which now relate to or in the future may relate to or be used in connection with the Premises;

(d) All shares of stock evidencing any water rights;

(e) All privileges and other rights that are now or in the future may become appurtenant to the Premises including, without limitation, all of Trustor’s right, title, and interest in and to all streets, roads, easements, rights-of-way, and public places, whether opened or proposed or public or private;

(f) All rents, issues, lease payments, incomes, profits, revenues, bonuses, rights, and benefits (collectively, the “Rents”) from or under any and all existing and future leases, tenancies, or other use and occupancy agreements created on all or any part of the Premises with the right to receive and apply the Rents to the Obligations;

(g) All current and future judgments, awards of damages, and settlements made as a result of any Condemnation or made as a result of any damage (whether caused by a taking or otherwise) to the Premises or the Improvements or any part of or interest in the Premises, including any award for change of grade or width of streets;

(h) All right, title, and interest of Trustor in and to any insurance proceeds payable to Trustor with respect to all or any portion of the Premises, including, without limitation, the Trust Property;

(i) All monetary deposits that Trustor has given to any public or private utility with respect to utility services furnished to the Premises;

(j) All funds, accounts, instruments, documents, general intangibles (including trademarks, trade names, and symbols) permits, licenses, franchises, certificates, and other rights and privileges obtained with respect to the Premises;

(k) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

(l) All reversion and remainder interests arising out of ownership of the Trust Property;

(m) All present and future licenses, permits, approvals, and agreements from or with any governmental, quasi-governmental, or private entity relevant to the zoning, subdivision, development, construction, improvement, sale, lease, or other disposition of all or part of the Premises or Improvements;

(n) All present and future plans, specifications, drawings, surveys, appraisals, reports, and studies regarding the Premises;

(o) All management, maintenance, construction, purchase, sale, or service contracts related to the Premises or its operation;

(p) All present and future rights of Trustor under or with respect to any declaration of covenants, conditions, and/or restrictions imposing rights or responsibilities on the Premises or its owner, including any development rights, declarant rights, or special declarant rights of Trustor under any declaration of covenants, conditions, and/or restrictions;

(q) All rights of Trustor in and to any present or future contracts, agreements, guarantees, options, deposits, refunds, credits, retentions, surety bonds, or any other considerations which relate in any way to the ownership, development, improvement, leasing, sale, or other disposition of the Premises or Improvements; and

(r) Without limiting any of the foregoing, all present and future equipment, inventory, general intangibles, accounts, chattel papers, instruments, royalties, contract rights, and documents necessary for the use of the Premises.

2. Additional Grants. Trustor also absolutely and irrevocably grants, assigns, transfers, and conveys to Beneficiary all rents, issues, profits, incomes, damages, royalties, revenues, and benefits now or in the future due and payable arising in connection with the Trust Property, together with the right to collect these items for the purposes and upon the terms and conditions established in this Deed of Trust. Trustor acknowledges that certain of the descriptions of items in the preceding paragraphs may be duplicative and redundant, but Trustor acknowledges that it is the agreement and intent of Trustor that the descriptions are to be construed as cumulative and not limiting.

3. Warranty of Title. All real, personal, intangible, and other property granted, conveyed, and transferred to Trustee under this Deed of Trust is referred to as the “Trust Property”. Trustor warrants that it has marketable fee simple title to the Premises, subject only to those non-standard exceptions set forth in the lender’s policy of title insurance issued to Beneficiary in connection with the recordation of this Deed of Trust (“Approved Title Exceptions”). Trustor warrants that its title to the Trust Property is and will remain lien free and unencumbered, except for the Approved Title Exceptions. Trustor agrees to warrant and defend title to the Trust Property for the benefit of Beneficiary against all claims whatsoever, except the Approved Title Exceptions and those matters consented to in writing by Beneficiary. Trustor warrants that this Deed of Trust is and will remain a valid and enforceable first lien on the Premises, subject only to the Approved Title Exceptions. Trustor agrees that any greater title to the Trust Property that Trustor may acquire during the term of this Deed of Trust will be subject to this Deed of Trust.

4. Secured Obligations. Trustor has executed and delivered this Deed of Trust for the purpose of securing (collectively, the “Obligations”):

(a) Payment of the indebtedness evidenced by that certain Promissory Note Secured by Deed of Trust dated concurrent with the Execution Date, and any renewals, extensions, substitutions, modifications, or amendments, in the stated and original principal sum of $34,000,000.00 executed by Trustor and delivered to Beneficiary (“Note”), together with all interest, late charges, prepayment fees, additional interest, collection costs, fees, and expenses as provided in the Note.

(b) The prompt and complete payment and performance obligations of Borrower under the Loan and Security Agreement dated concurrent with the Execution Date (the “Loan Agreement”).

(c) Payment of all amounts specified in this Deed of Trust that Trustor has agreed to or is required to pay.

(d) Payment and performance of all obligations of Trustor to Beneficiary under any interest rate swap contract executed in connection with the loan described in the Loan Agreement.

(e) Prompt and complete performance and observance of each and every covenant, obligation, or agreement of Trustor contained in this Deed of Trust or contained in any other document or instrument given by Trustor to further evidence or secure the indebtedness represented by the Note (“Additional Documents”). The Note, the Loan Agreement, Deed of Trust, and the Additional Documents are called collectively the “Loan Documents”.

(f) Payment of any additional sums (and accrued interest) that may be loaned or advanced by Beneficiary to Trustor, evidenced by the Note or any other promissory note or notes executed by Trustor reciting that they are secured by this Deed of Trust, including future loans, advances, and obligations.

5. Taxes. Trustor will pay: (i) before delinquent, all taxes, general and special assessments, and improvement district assessments of every type or nature affecting the Trust Property; (ii) all rents or charges payable under any lease affecting the Trust Property; (iii) all adverse claims, liens, charges, and encumbrances which now are or in the future may be or appear to be a lien on the Trust Property; (iv) all charges for water, water delivery, gas, electricity, sewers, waste removal; (v) all repairs; and (vi) all assessments due on any water stock. If any real estate taxes or general, special, or improvement district assessments (collectively, “Taxes and Assessments”) are not separately assessed to the Trust Property but include other property owned or not owned by Trustor, Trustor agrees that it will promptly apply for and complete the separation of the Trust Property from all other property for the purpose of all Taxes and Assessments. If Trustor does not promptly complete the separation, Beneficiary may exercise all remedies available under this Deed of Trust including the right to advance all monies necessary to pay all or any portion of the Taxes and Assessments. All money so advanced will be secured by the lien of this Deed of Trust.

6. Insurance.

(a) Trustor will carry continuously the insurance with regard to the Trust Property as is required by the terms of the Loan Documents. Unless and until Beneficiary elects to receive the impound payments referred to in Paragraph 37 of this Deed of Trust, Trustor agrees to pay the premiums on the insurance, when due and prior to delinquency, and to furnish proof of the payment to Beneficiary not less than 30 days prior to the expiration date of the insurance.

(b) If any loss or damage occurs to any portion of the Trust Property, Trustor will promptly give notice to Beneficiary, and Trustor will make proper proof of loss. If not made by Trustor, Beneficiary may make a proof of loss. Beneficiary may require that the payment for the loss be paid directly to Beneficiary only and not jointly to Trustor and Beneficiary. Beneficiary may, at its option, apply the insurance proceeds to the reduction of the Obligations or may apply the insurance proceeds to the restoration or repair of the property damaged.

7. Repairs and Waste. Trustor will keep the Trust Property in good condition and repair and will not commit or permit waste. Trustor will not remove or demolish, nor commence or continue any grading or construction of, nor alter the design or structural character of, any Improvements comprising part of the Trust Property, without the written consent of Beneficiary (whose consent will be given or withheld at Beneficiary’s sole discretion). Trustor will keep all Improvements comprising part of the Trust Property free of termites, dry rot, fungus, beetles, and all other harmful or destructive insects. Trustor will keep all plants, trees, and shrubs comprising part of the Trust Property neatly pruned and in good condition. Trustor will to keep the Trust

Property free of rubbish and other unsightly or unhealthful conditions and will not in any way change or restrict the use of the Trust Property without the prior written consent of Beneficiary, whose consent will be given or withheld in Beneficiary’s sole discretion. Beneficiary and its agents and/or its employees may, at any time or from time to time, without notice to Trustor, and without liability to Trustor (or any entity claiming any rights through Trustor) for trespass, abuse of access, or otherwise, enter and inspect or protect the Trust Property in the manner and to the extent as Beneficiary may deem desirable in its sole discretion.

8. Improvements. Trustor will complete promptly any improvements that may be commenced in a good and workmanlike manner in conformity with plans and specifications approved by Beneficiary. Trustor, with reasonable diligence, will repair and restore any portions of the Trust Property that may be damaged or destroyed whether any insurance proceeds against the cause of the damage or destruction are collected or not. Trustor will pay when due all claims for work performed or materials furnished, or both, on or in connection with the Trust Property, and will pay, discharge, or cause to be removed, all mechanic’s, artisan’s, laborer’s, or materialmen’s charges, liens, claims of liens, or encumbrances upon the Trust Property. Prior to the commencement of any construction, grading, demolition, or other act or omission by Trustor that might give rise to any materialmen, mechanics, or similar lien or security interest in or against the Trust Property, if any, Trustor will deliver to Beneficiary all completion, construction, surety, or other bonds issued by a company acceptable to Beneficiary as Beneficiary may elect or deem appropriate to fully ensure completion of the grading, construction, demolition, or other act, and protect Beneficiary and the Trust Property against any liens.

9. Defense. Unless otherwise requested by Beneficiary in writing, Trustor will appear in and prosecute or defend any action or proceeding that may affect the priority of this Deed of Trust or the security of the Beneficiary or the Trust Property, and Trustor will pay all reasonable costs, expenses (including, without limitation, the cost of searching title), and attorney fees incurred in the action or proceeding. Beneficiary, at its option, may appear in and defend any action or proceeding purporting to affect the priority of this Deed of Trust or the Trust Property or the rights or powers of Beneficiary. Beneficiary, at its option, may pay, purchase, contest, or compromise any adverse claim, encumbrance, charge, or lien which, in the good faith judgment of Beneficiary, appears to be prior or superior to the lien of this Deed of Trust or which otherwise may affect this Deed of Trust or the Trust Property, without affecting any duty, obligation, or liability of Trustor under this Deed of Trust or under any other document or instrument given by Trustor to evidence or otherwise secure the indebtedness secured by this Deed of Trust, and without subjecting Beneficiary to any liability to Trustor on account of the payment, purchase, contest, or compromise. All amounts paid, suffered, or incurred by Beneficiary in exercising the authority granted in this Paragraph (including, without limitation, attorney fees in a reasonable amount) will be payments immediately repayable by Trustor pursuant to Paragraph 8 below.

10. Compliance. Trustor will comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Trust Property and will not suffer or permit any act to be done in or upon the Trust Property in violation of the foregoing.

11. Performance. If Trustor fails to do so, Beneficiary, without demand or notice and as it, in its sole judgment, may consider necessary or advisable, and without obligation to do so, may do any or all things required of Trustor by any of the provisions of this Deed of Trust and incur and pay expenses in connection with the performance (e.g., pay taxes, release liens, etc.). All expenses or charges incurred by Beneficiary in the performance of any matters under this Paragraph 11 will be considered to be payments that are immediately repayable under Paragraph 12 below.

12. Advances or Payments. Trustor will pay to Trustee and Beneficiary, respectively, promptly and upon demand, all sums of money that Beneficiary or Trustee may have advanced or paid pursuant to, or resulting from, any of the provisions of this Deed of Trust. All of these amounts must be paid with interest from the time of the advance or payment until paid at the applicable rate established in the Note.

13. Default. Any of the following events will constitute an “Event of Default” under this Deed of Trust.

(a) Failure to pay any other sum payable under this Deed of Trust within 10 days after the applicable due date, whether payable to Beneficiary or otherwise.

(b) Any failure or neglect of Trustor to perform or observe any non-monetary obligation, covenant, or agreement in this Deed of Trust, if the failure or neglect continues to exist for 20 days following written notice to Trustor of the failure or neglect; however, if Beneficiary deems the failure or neglect to be of the nature that waiting for the expiration of the 20-day period would materially impair Beneficiary’s security under this Deed of Trust, the failure or neglect will immediately constitute an Event of Default. Also, if the failure or neglect of performance is not capable of being cured within the 20-day period, the failure or neglect will not constitute an Event of Default if Trustor promptly commences remedial measures and diligently and continually proceeds with the remedial measures until the failure or neglect are completely cured, which, in any case, may not extend beyond 30 days following the initial written notice to the Trustor.

(c) Upon the filing or levy of any execution, attachment, tax levy, writ, or lien against the Trust Property that is not be released, stayed, bonded, insured against in favor of Beneficiary, satisfied, or vacated within 10 days after the filing or levy.

(d) Upon the abandonment of all or any part of the Trust Property.

(e) Upon any Event of Default under any of the Loan Documents.

(f) Upon the recordation or filing of any mechanics’ or materialmen’s lien, attachment, garnishment, replevin, execution, or other statutory or judicial lien against all or any portion of the Trust Property that is not discharged, satisfied, or bonded over to Beneficiary’s satisfaction.

(g) Upon any Prohibited Transfer, as defined below.

14. Remedies. Upon the occurrence of an Event of Default the Beneficiary may, at the Beneficiary’s sole option exercised in the Beneficiary’s sole discretion, pursue any one or more of the following remedies:

(a) Declare all or any portion of the Obligations to be due and payable, and, upon Beneficiary’s declaration, all applicable Obligations, will become due and payable without any presentment, demand, protest or notice of any kind except as otherwise provided in this Deed of Trust;

(b) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of all or any part of the Trust Property and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of all or any part of the Trust Property increase the income from the Trust Property or protect the security of the Trust Property and, with or without taking possession of the Trust Property, take any action described in this Deed of Trust, sue for or otherwise collect the rents, issues and profits of the Trust Property, including those past due and unpaid, and apply those amounts, less costs and expenses of operation and collection including reasonable attorneys’ fees, upon any Obligations, all in any order as the Beneficiary may determine. The entering upon and taking possession of the Trust Property, the taking of any action described in this Deed of Trust, the collection of the rents, issues and profits and the application of the rents, issues, and profits as established above, will not cure or waive any default or notice of default or invalidate any act done in response to the default or pursuant to the notice of default and, notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of rents, issues or profits, the Beneficiary will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale conferred by this Deed of Trust;

(c) Foreclose the lien of this Deed of Trust against all or part of the Trust Property by foreclosure sale in accordance with the laws of California as follows:

(i) Upon the happening of an Event of Default, either concurrently with, or independently of, exercise of Beneficiary’s right to foreclose judicially, Beneficiary may elect to cause all or any part of the Trust Property to be sold at a private foreclosure sale as follows:

(A) Beneficiary may proceed as if all of the Trust Property were real property, or may elect to treat any of the Trust Property that consists of a right in action or that is property that in the opinion of Beneficiary can be severed from the Land or Improvements without causing structural damage as though the same were personal Trust Property, and dispose of it as property subject to the Uniform Commercial Code of the State of California (“UCC”), treating the remainder of the Trust Property as real property.

(B) Beneficiary may cause any sale or other disposition to be conducted immediately following the expiration of any cure period specified in this Deed of Trust, or immediately upon the expiration of any redemption or reinstatement period required by law, or Beneficiary may delay any sale or other disposition for any period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one sale or other disposition be conducted, Beneficiary may, at its option, cause it to be conducted simultaneously or successively, on the same day or at different days or times and in any order as Beneficiary may deem to be in its best interests.

(ii) As to any part of the Trust Property that is subject to the UCC:

(A) If Beneficiary elects to cause any of the Trust Property which is subject to the UCC to be disposed of or sold, Beneficiary may at its discretion dispose of any applicable part of the Trust Property in any order or manner permitted by the UCC, or in accordance with any other remedy provided by applicable law, regardless of whether the property is located on or about the Premises. Any disposition may be conducted by an employee or agent of Beneficiary or Trustee. Trustor and Beneficiary will be eligible to purchase any part or all of the sale property at any such disposition, which may be either public or private as Beneficiary may elect. Beneficiary will also have the rights and remedies of a secured party under the UCC or otherwise available at law or in equity.

(B) Under the power of sale granted by this Deed of Trust, Beneficiary may, in its discretion and without regard to the adequacy of its security, elect to proceed against any or all of the Trust Property (including personal property and fixtures) in any manner permitted under Section 9501(4)(a) of the UCC; and if the Beneficiary elects to proceed in the manner permitted under Section 9501(4)(a)(ii) of the UCC, the power of sale will be exercisable with respect to all or any of the Trust Property (whether constituting personal property or Improvements covered by this Deed of Trust, as designated by Beneficiary, and the Trustee is authorized and empowered to conduct any sale of any Real Trust Property (including personal property and fixtures) in accordance with the procedures applicable to the sale of real property.

(C) Where the Trust Property consists of real property and personal property, any reinstatement of the obligation secured by this Deed of Trust following default and an election by Beneficiary to accelerate the maturity of the obligation (which reinstatement is made by the Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute), will not prohibit, in accordance with the terms of California Commercial Code Section 9501(4)(c)(iii), Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the UCC. No reinstatement will invalidate, rescind, or otherwise affect any sale, disposition, or other proceeding held, conducted, or instituted with respect to any personal property or fixtures prior to the reinstatement or pending at the time of the reinstatement. Any sums paid to Beneficiary in effecting any reinstatement pursuant to Section 2924c of the California Civil Code will be applied to the secured obligation and to the Beneficiary’s and Trustee’s reasonable costs and expenses in the manner required by Section 2924c.

(D) Expenses of retaking, holding, preparing for sale, selling, or the like will be borne by the Trustor and will include all attorney fees, costs and expenses incurred by Beneficiary or Trustee, and will not be limited to amounts provided as recoverable by statute. The Trustor, upon demand of Beneficiary, will assemble all property and make it available to Beneficiary at the Project site, a place which Beneficiary and the Trustor deem to be reasonable. Beneficiary will give the Trustor at least five days’ prior written notice of the time and place of any public sale or other disposition of the property or of the time of or after which any private sale or other intended disposition is to be made, and if any notice is sent to the Trustor, the Trustor acknowledges that it will constitute reasonable notice to the Trustor.

(iii) If Beneficiary elects to sell all or part of the Trust Property, Beneficiary or Trustee will give notice of default and election to sell as may then be required by applicable law. Thereafter, upon the expiration of any applicable time and the giving of notice, and without the necessity of any demand on the Trustor, Trustee, at the time and place specified in the notice of sale, will sell all or any portion of the Trust Property specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may, and upon request of Beneficiary will, from time to time, postpone any sale by public announcement at the time and place noticed or fixed by the previous postponement. If the property consists of several lots or parcels, Beneficiary may designate the order in which the lots or parcels will be offered for sale or sold. The Trustor expressly waives its right to direct the order of sale.

(iv) The acknowledgment of the receipt of the purchase money contained in any deed or instrument of conveyance will be sufficient to discharge the grantee from all obligations to see to the proper application of the consideration given. The purchaser at any sale may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Trust Property free from, and despite the terms of, the grant of easement and rental or lease contract.

(v) If the Trust Property consists of several lots, parcels or items of property, Beneficiary may, in its discretion, designate the order in which the lots, parcels or items will be offered for sale or sold or elect to sell all lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. If Beneficiary desires that more than one sale or other disposition of the Trust Property be conducted, Beneficiary may, at its option, cause the sales to be conducted simultaneously, or successively, on the same day, or at different days or times and in any order as Beneficiary may deem to be in its best interests, and no sale will terminate or otherwise affect the lien of this Deed of Trust on any unsold part of the Trust Property until the Obligations have been fully paid. If Beneficiary elects to dispose of the Trust Property through more than one sale, the Trustor agrees to pay the costs and expenses of each sale and/or of any judicial proceedings where the sale is made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee with the sale or sales, together with interest on all advances made by Trustee at the Default Rate. Any person (including the Trustor, Trustee or Beneficiary) may purchase at any sale, and Beneficiary will have the right to purchase at any sale by crediting upon the bid price the amount of all or any part of the Obligations, as specified below. Beneficiary, upon any purchase, will acquire good title to the properties so purchased, free of the lien of this Deed of Trust and free of all rights of redemption in the Trustor and free of all liens and encumbrances subordinate to this Deed of Trust. Upon any sale, the Trustee will execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon the purchaser or purchasers will be let into immediate possession. The recitals in any deed or deeds of fact, such as default, the giving of notice of default, and notice of sale, and other facts affecting the regularity or validity of sale or disposition, will be conclusive proof of the truth of the facts and any deed or deeds will be conclusive against all persons as to these facts.

(vi) Nothing in this Deed of Trust dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer in connection with a foreclosure sale will be deemed to contradict or add to the requirements and procedures now or in the future specified by California law, and any inconsistency will be resolved in favor of California law applicable at the time of foreclosure.

(vii) Trustee covenants faithfully to perform and fulfill the trusts created by this Deed of Trust; and, to the extent permissible by law, waives any statutory fee and agrees to accept instead reasonable compensation for any services rendered.

(viii) Upon any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire all or part of the Trust Property and, in lieu of paying cash, may make settlement for the purchase price by crediting upon the indebtedness or other sums secured by this Deed of Trust the net sales price after deducting the expenses of sale and the costs of the action and any other sums that Trustee or Beneficiary is authorized to deduct under this Deed of Trust. If it does so, this Deed of Trust, the Note and other documents evidencing the Obligations will be presented to the person or persons conducting the sale so that the amount so used or applied may be credited to the Obligations; and

(d) Exercise any other rights or remedies that may now or in the future be available to the Beneficiary under this Deed of Trust or the other Loan Documents or pursuant to applicable law or in equity.

15. Power of Sale. If the Beneficiary elects to sell the Trustor’s interest in the Trust Property by exercise of the power of sale contained in this Deed of Trust, the Beneficiary will notify the Trustee in the manner then required by law.

(a) Upon receipt of written notice from the Beneficiary and at the direction of the Beneficiary, the Trustee will cause to be given, recorded, published, and delivered all notices of default and/or notices of sale as may then be required by law and/or by this Deed of Trust. The Trustee will, only at the direction of the Beneficiary and without demand on the Trustor, after any time as may then be required by law after notice of default and/or notice of sale having been given as required by law, sell the Trust Property at the time and place of sale fixed in the notice of sale, either as a whole, or in separate lots or parcels or items as the Beneficiary will deem expedient, and in any order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. The Trustee will deliver to the purchaser or purchasers of the Trust Property its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express, or implied. The recitals in the deed of any matters or facts will be conclusive proof of the truthfulness of the facts. Any person, including, without limitation, the Trustor, the Trustee or the Beneficiary, may purchase at the sale. The Beneficiary may “credit bid” all or any portion of the Obligations at the sale.

(b) As may be permitted by law, after deducting all costs, fees, and expenses of the Trustee and of this Trust, including without limitation costs of evidence of title in connection with sale and any attorneys’ fees and expenses incurred by the Trustee, the Trustee will apply the proceeds of sale: (i) first, to payment of all costs, fees and expenses, including attorneys’ fees and expenses incurred by the Beneficiary in exercising the power of sale or foreclosing this Deed of Trust; and (ii) second, to satisfaction of the Obligations.

(c) The Trustee may in the manner provided by law postpone sale of all or any portion of the Trust Property.

16. Remedies Not Exclusive. The Beneficiary will be entitled to enforce payment and performance of any Obligations and to exercise all rights and powers under this Deed of Trust, any Loan Documents, or any laws now or in the future in force, notwithstanding some or all of the Obligations which may now or in the future be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment. Or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained in this Deed of Trust, will prejudice or in any manner affect the Beneficiary’s right to realize upon or enforce any other security now or in the future held by the Beneficiary. Beneficiary will be entitled to enforce this Deed of Trust and any other security now or in the future held by the Beneficiary in any order and manner as it may in its absolute discretion determine. No remedy conferred upon or reserved to the Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy given under this Deed of Trust or now or in the future existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to the Beneficiary, or to which the Beneficiary may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Beneficiary. The Beneficiary may pursue inconsistent remedies. The acceptance by the Beneficiary of any sum after the amounts are due will not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare a default as provided under this Deed of Trust. The acceptance by the Beneficiary of any sum in an amount less than the sum then due will be deemed an acceptance on account only and only on the condition (whether expressed or not) that Beneficiary’s acceptance will not constitute a waiver of the obligation of the Trustor to pay the entire sum then due. Any failure of the Trustor to pay the entire sum then due will be and continue to be an Event of Default notwithstanding any acceptance of any lesser amount on account. Until all of the amounts due under this Deed of Trust or any of the other Loan Documents are paid in full, the Beneficiary and Trustee, notwithstanding either of their acceptance of any amounts on account or any future amounts on account, are entitled to exercise any and all rights described in this Deed of Trust, and none of those rights will be impaired or eliminated by any acceptance of any amounts on account. Consent by the Beneficiary to any action or inaction of the Trustor which is subject to consent or approval of the Beneficiary will not be deemed a waiver of the right to require the consent or approval to future or successive actions or inactions.

17. Possession of Trust Estate. If a trustee’s sale or foreclosure sale is held under this Deed of Trust and, after the time of sale, the Trustor occupies all or any part of the portion of the Trust Property so sold, the Trustor will immediately become the tenant of the purchaser at the sale, the tenancy will be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Trust Property so occupied. All rental to be due and payable daily to the purchaser. An action of unlawful detainer will be available if the tenant holds over after a demand in writing for possession of the Trust Property. This Deed of Trust or any trustee’s deed executed and/or delivered in connection with any trustee’s sale or foreclosure will constitute a lease and agreement under which the tenant’s possession arose and continued. Nothing contained in this Deed of Trust will be construed to constitute the Beneficiary as a “mortgagee in possession” in the absence of its taking actual possession of the Trust Property pursuant to the powers granted in this Deed of Trust.

18. Assignment of Rents. All of the existing and future leases and all rights to the Trust Property (or any part) assigned absolutely to Beneficiary as further security for the payment of the indebtedness and performance of the Obligations. To enforce Beneficiary’s rights under this Deed of Trust, Trustor also assigns to Beneficiary all rights to exercise any landlord liens and any other remedial rights to which a landlord may be entitled under California law. When requested by Beneficiary from time to time, and within the time as Beneficiary may reasonably require, Trustor will execute, deliver, and record, and will cause any lessee, tenant, or occupant (collectively, a “Tenant”) of Trustor designated by Beneficiary to execute, deliver, and record separate lease assignments covering any or all of the leases that may affect any part or all of the Trust Property. All separate lease assignments will be in a form as Beneficiary, in its sole discretion, may require. Without limiting the generality of the foregoing, Beneficiary may require any Tenant to subordinate the Tenant’s rights to the lien of this Deed of Trust. In no event will Beneficiary be required to give non-disturbance or similar commitments to any Tenant. Upon the occurrence of an Event of Default, Trustor authorizes and directs the Tenants of the Trust Property to make, upon written notice from Beneficiary, all payments required under any leases directly to the Beneficiary as they become due. Trustor relieves all Tenants from any liability to Trustor by reason of any payments being made to Beneficiary. Beneficiary may apply all rents collected by Beneficiary in any manner Beneficiary elects, in its sole discretion. Provided that no Event of Default will have occurred, Trustor will be entitled to collect and use all rents and/or payments.

19. Receiver. Upon the occurrence of an Event of Default, Beneficiary, in addition to all rights and remedies available at law and/or under this Deed of Trust, will be entitled, at any time and without notice and without regard to the adequacy of any security, to enter upon and take possession of the Trust Property (or any part). Trustor will upon demand peaceably surrender possession of the Trust Property to Beneficiary or the receiver. Beneficiary’s entry may be made by Beneficiary’s agents, attorneys, or employees or by a court-appointed receiver. Beneficiary, in its name and/or in the name of Trustor, may operate and maintain all or any portion of the Trust Property to the extent Beneficiary deems advisable, and Trustor agrees that Beneficiary will be entitled to do and perform any acts that Beneficiary may deem necessary or proper to conserve the value of the Trust Property, including the ability to sue for and otherwise collect and receive all rents, issues, and profits (including those past due and unpaid as well as those later accruing) and the ability to rent or lease the Trust Property (or any portion) to persons on terms and conditions approved by Beneficiary in its sole discretion. Trustor further agrees that Beneficiary also may take possession of and use any and all personal property contained in the Trust Property or used by Trustor in the rental or leasing of the Trust Property (or any part). Beneficiary may apply all rents, issues, and profits collected or received by it to the payment of costs and expenses incurred in the operation of the Trust Property or to protect and preserve its security, or Beneficiary may permit any part of all of these moneys to be released by Beneficiary at its sole option. The expense (including receivers’ fees, if any, and compensation to any agent appointed by Beneficiary, and attorney fees, costs, and disbursements) incurred in taking possession and effecting collection or attempting to take possession and effecting collection, will be deemed an expense of this Deed of Trust to be paid by Trustor and secured by this Deed of Trust. Neither the entering upon and taking possession of the Trust Property, nor the collection of rents, issues, and profits, nor the application or release of these amounts will cure or waive any default or notice of sale or invalidate any act done pursuant to the notice of sale. In dealing with the Trust Property or any related personal property as a beneficiary in possession, Beneficiary will be without any liability, charge, or obligation to Trustor other than for willful misconduct, and all losses, costs, and expenses incurred by Beneficiary will be advances repayable as established in Paragraph 12 above. Trustor specifically agrees that the appointment of a receiver may be sought and pursued concurrently with the exercise of any other remedies of Beneficiary, including exercise of Trustee’s power of sale.

20. Condemnation.

(a) All judgments, awards of damages, and settlements made as a result of each of the following (collectively, a “Condemnation”) are assigned to and will be paid to Beneficiary: (i) any condemnation or other proceeding for public use (or any sale in lieu of condemnation); (ii) any private trespass to the Trust Property; and (iii) any eminent domain proceeding. Beneficiary will have the right, but not the obligation, to participate in any proceedings, and Trustor will not settle or otherwise resolve any proceedings or execute or deliver any deed without the prior written consent of Beneficiary, whose consent will not be unreasonably withheld.

(b) If the Condemnation affects less than substantially all of the Trust Property and further provided that legal access to the Trust Property has not been affected or impaired (“Partial Condemnation”), the proceeds of any judgment, award, or settlement will be held, applied, and disbursed by Beneficiary to the restoration of the Trust Property if requested by Trustor. If Trustor does not make this request within 10 days of the Partial Condemnation, the proceeds will be applied in satisfaction of any amounts secured by this Deed of Trust. Prior to any disbursement pursuant to the preceding sentence, Trustor, at its cost, must supply Beneficiary with a current ALTA survey of the Trust Property indicating the area lost, an updated appraisal for the Trust Property showing an appraised value acceptable to Beneficiary, and any endorsement or update to Beneficiary’s lender’s policy of title insurance.

(c) If a Condemnation other than a partial Condemnation, Beneficiary will be solely entitled to any award, judgment, or settlement, and Trustor agrees to immediately deliver to Beneficiary all proceeds of any award, judgment, or settlement that may be received by Trustor. Beneficiary, at its option, may apply any proceeds to the satisfaction of any amounts secured by this Deed of Trust. Neither the application nor the release of any proceeds will cure or waive any default or notice of sale or invalidate any act done pursuant to the notice of sale.

(d) TRUSTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1265.225(a) OR ANY SUCCESSOR STATUTE PROVIDING FOR ALLOCATION OF CONDEMNATION PROCEEDS BETWEEN A PROPERTY OWNER AND A LIENHOLDER.

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21. Bankruptcy.

(a) If any action, proceeding, application, motion or notice will be commenced or filed in respect of all or any part of the Trust Estate, in connection with any case under the Bankruptcy Code or any other applicable federal or state law relating to relief for debtors, Beneficiary will have, and is hereby granted, the right, but not the obligation, to the exclusion of Trustor exercisable upon notice from Beneficiary to Trustor, to conduct and control any litigation (including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents) with counsel of Beneficiary’s choice. Beneficiary may proceed, in its own name or in the name of Trustor, in connection with any litigation, and Trustor agrees to execute any and all powers, authorizations, consents and other documents required by Beneficiary in connection therewith. Upon request by Beneficiary, Trustor will pay to Beneficiary, or to any other person or persons that Beneficiary may designate, all costs, expenses and liabilities (including, without limitation, attorneys’ fees and court costs) paid or incurred by Beneficiary in connection with the prosecution or conduct of any proceedings, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until the date so paid to, or as directed by, Beneficiary. Trustor will not, without the prior written consent of Beneficiary, commence any action, suit, proceeding or case, or file any application or motion under the Bankruptcy Code or any other applicable federal or state law relating to relief for debtors.

(b) Trustor will promptly after obtaining knowledge of a petition under the Bankruptcy Code, notify Beneficiary of any filing of a petition under the Bankruptcy Code. Trustor will give written notice of the filing to Beneficiary, establishing any information available to Trustor as to the date of filing, the court in which the petition was filed, and the relief sought in the filing. Trustor will promptly deliver to Beneficiary, following receipt, any and all notices, summonses, pleadings, applications, and other documents received by Trustor in connection with any petition and proceeding related to a petition under the Bankruptcy Code.

22. Modification Without Release. Without affecting the liability of Trustor, any guarantor under any of the Loan Documents, if any, or any other person (except any person expressly released by Beneficiary in writing) for payment of any indebtedness or for performance of any obligation secured by or contained in this Deed of Trust, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing,

Beneficiary, at any time and from time to time, either before or after maturity of the Note, and without notice or consent, may:

(a) Release any guarantor or other person liable for payment of all or any part of the indebtedness or for performance of any obligation;

(b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying, or otherwise dealing with the lien or charge of this Deed of Trust;

(c) Exercise or refrain from exercising or waive any right available to Beneficiary;

(d) Accept additional security of any kind; and

(e) Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Trust Property.

23. Other Security. If the indebtedness secured by this Deed of Trust is now or in the future further secured by chattel mortgages, security interests, deeds of trust, pledges, contracts of guaranty, or other additional securities, Beneficiary may, at its option, exhaust its security under this Deed of Trust or any future security either concurrently or independently and in the order as it may determine. Beneficiary may apply any proceeds received to the amounts secured by this Deed of Trust without affecting the status of, or waiving any right to exhaust, all or any other security, and without waiving any breach or default or any right of power, whether contained in this Deed of Trust or in any other security. Trustor waives any right or privilege that it or its creditors might otherwise have to require Trustee and/or Beneficiary to proceed against the assets encumbered by this Deed of Trust or by any other security documents in any particular order or fashion under any legal or equitable doctrines or principles, and Trustor further agrees that upon a default, Trustee and/or Beneficiary may proceed to exercise any or all remedies with regard to any or all assets encumbered by this Deed of Trust or by any other security documents in the manner and order as Beneficiary in its sole discretion may determine.

24. Partial Payment. Acceptance by Beneficiary of any sum in payment, or part payment, of any indebtedness secured by this Deed of Trust after the amount is due or after the recording of a notice of sale will not constitute a waiver of the right to require prompt payment, when due, of all other sums so secured, nor will the acceptance cure or waive any remaining default or invalidate any sale held pursuant to notice of sale for any remaining default, or prejudice any of the rights of Beneficiary under this Deed of Trust.

25. Resignation. Trustee may resign by mailing or delivering notice to Beneficiary and Trustor, and Beneficiary may, at any time Beneficiary may desire, appoint another Trustee in place of Trustee or any successor. Trustor will cause this Deed of Trust to be duly recorded in the Recorder’s Office of the County in which the Trust Property is situated.

26. Irrevocable. The trusts created by this Deed of Trust are irrevocable.

27. Water Rights. Any stock in a water, irrigation, or water storage company assigned to Beneficiary in connection with this transaction may be registered in the name of Trustee or Beneficiary as pledge, and held by either as Beneficiary may determine. Whether or not the stock is appurtenant to the Trust Property (or any part) and regardless of how the stock is registered or held, Trustor and Beneficiary agree that, if a default, Trustee may sell the stock (or any part) and any other shares of stock subject to this Deed of Trust, together with and at the time of any Trustee’s sale of the Trust Property (or any part). With respect to the sale of the stock, Trustor waives compliance with any and all statutory requirements concerning the sale of pledged property and agrees that the provisions of law and of this Deed of Trust governing the manner, notice, and conditions of a Trustee’s sale of the Trust Property apply to the sale of the stock by Trustee.

28. Mineral Rights. As additional security to Beneficiary, Trustor further assigns and transfers all damages, royalties, and revenues of every kind, nature, and description whatsoever that Trustor may be entitled to receive from any person, company, or corporation owning or having or acquiring a right to the oil, gas, or mineral rights and reservations of the Trust Property. Beneficiary will have the right to receive and apply the damages, royalties, and revenues to the indebtedness either before or after any default, and Beneficiary may demand, sue for, and recover any payments (but will not be required to do so).

29. Waivers. Trustor waives the pleading of any statute of limitations as a defense to any of the Obligations to the fullest extent permissible by law. In any action by Beneficiary to recover a deficiency judgment for any balance due under the Note after a foreclosure of this Deed of Trust or in any action to recover or compel the performance of the Obligations, Trustor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, will be deemed conclusively to constitute the fair market value of the Trust Property, will be binding against Trustor in any proceeding seeking to determine or contest the fair market value of the Trust Property, and will be the preferred alternative means of determining and establishing the fair market value of the Trust Property. Trustor waives any right to have the fair market value of the Trust Property determined by judge or jury in any action seeking a deficiency judgment or any action on the Obligations, including any hearing to determine fair market value.

30. Invalidity. If any one or more of the provisions of this Deed of Trust or the applicability of any provision to a specific situation are held to be invalid or unenforceable, the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Deed of Trust and all other applications of the provisions will not be affected.

31. Statements. Trustor will pay Beneficiary’s and/or Trustee’s reasonable charges, to the maximum amount permitted by law, for any statement regarding or relating to the Obligations that have been requested by Trustor or on its behalf.

32. Legal. If it becomes necessary for the Beneficiary to employ legal counsel or to take legal action to collect the indebtedness, to enforce any provision, or to protect any of Beneficiary’s rights under this Deed of Trust (including any protection of Beneficiary’s rights under any proceedings under Title 11 of the United States Code), Trustor agrees to pay to Beneficiary, in addition to taxable costs of any legal proceeding or action, attorney fees in a reasonable amount and all costs of preparation and conduct of the proceedings, including costs of title searches and title policy commitments, all of which will be a lien upon the Trust Property and secured by this Deed of Trust.

33. No Offset. No offset or claim that Trustor now has or may in the future have against Beneficiary will relieve Trustor from paying installments or performing any other obligation in or secured by this Deed of Trust.

34. Corrections. Trustor will, upon request of the Trustee, promptly correct any defect or error which may be discovered in the contents of this Deed of Trust or in its execution or acknowledgment, and will execute, acknowledge, and deliver further instruments and do further acts as may be necessary or as may be reasonably requested by the Trustee or by the Beneficiary to carry out more effectively the purposes of this Deed of Trust and to perfect and maintain the lien and security interest created by this Deed of Trust.

35. Security Interest. Trustor agrees that the Obligations are further secured by security interests in all fixtures, equipment, and other property covered by the California Uniform Commercial Code, if any, that are used upon, in, or about the Trust Property (or any part) or that are used by Trustor or any other person in connection with the Trust Property. Trustor grants to Beneficiary a valid and effective security interest in all the personal property, together with all replacements, additions, and proceeds. Except for the security interest granted by Trustor under this Deed of Trust, Trustor agrees that, without the written consent of Beneficiary, no other security interest will be created under the provisions of the Uniform Commercial Code or the California Commercial Code and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Trust Property. Trustor agrees that all property of every nature and description covered by the lien and charge of this Deed of Trust together with all the property and interests covered by this security interest are encumbered as a unit, and upon a default by Trustor, all of the Trust Property, at Beneficiary’s option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any the property or rights or interests will not be construed to diminish or alter any of Beneficiary’s rights or priorities under this Deed of Trust. This Deed of Trust constitutes a financing statement and, to the extent required because portions of the Property may constitute fixtures, this Deed of Trust is to be filed in the office where a mortgage for the Premises would be recorded.

36. Hazardous Materials.

(a) “Hazardous Materials” will mean: (i) any chemical, material, or substance defined or included in the definition of “hazardous substances,” “hazardous materials,” “toxic substances,” or words of similar import under any Hazardous Materials Laws; (ii) any oil, petroleum, flammable substances, explosives, asbestos; or (iii) any other chemical, material or substance which may or could pose a hazard to health or safety.

(b) Trustor represents and warrants that no Hazardous Materials have been, are, or will be used, generated, stored, or disposed of on, under, or about the Trust Property; and (b) the Trust Property and all past, present, and future uses of the Trust Property were, are, and will be in compliance with all relevant local, state, and federal laws, rules, regulations, policies, ordinances, court decisions, settlement orders, and consent decrees relating to the protection of the environment on, under, or about the Trust Property (collectively, the “Hazardous Materials Laws”). At Trustor’s expense, Trustor will comply with and will cause any tenants or occupants of the Trust Property to comply with the Hazardous Materials Laws. If any Hazardous Materials are found to exist on, under, or about the Trust Property, Trustor will at Trustor’s expense take all necessary and appropriate remedial action that Beneficiary or any relevant authority will require. Trustor will immediately advise Beneficiary in writing of any governmental or regulatory communications or proposed or instituted actions with regard to Hazardous Materials and the Trust Property, and will immediately provide Beneficiary with copies of any written communications to and from the authorities. Upon any default under this Deed of Trust, Beneficiary will have the right, at Trustor’s expense, to obtain or require Trustor to obtain an environmental survey or study of the Trust Property from a qualified independent environmental engineer, all to the satisfaction of Beneficiary.

(c) To induce Beneficiary to make the loan secured by this Deed of Trust, Trustor agrees to indemnify, defend, and hold Beneficiary and Trustee harmless on demand for, from, and against any liability, loss, costs, damages, and expenses (including attorney fees) which Beneficiary or Trustee may sustain in any way related to any Hazardous Materials on, under, or about the Trust Property. This indemnity will survive any foreclosure, trustee’s sale, or deed in lieu of the Trust Property, will benefit any foreclosure purchaser, and will not be subject to any otherwise applicable statutory or contractual anti-deficiency limitation or nonrecourse provision.

(d) The indemnity provided in this Deed of Trust for Hazardous Materials is intended to be in addition to, and not in lieu, limitation, or modification of, any separate environmental indemnity contained in any of the other Loan Documents.

(e) As provided in California Code of Civil Procedure Section 726.5, Beneficiary may waive its lien against the Trust Property or any portion thereof, to the extent such property is found to be environmentally impaired as defined therein, and to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor’s assets and property for the recovery of any deficiency and any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary or advanced by Beneficiary, including seeking an attachment order under California Code of Civil Procedure Section 483.010. Beneficiary and Trustor each represents and warrants for itself that it has no actual knowledge of any release of any Hazardous Substance (as defined in Section 726.5) on, to or under the Trust Property. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure Section 726.5, Trustor shall have the burden of proving that Trustor or any related party (or any affiliate or agent of Trustor or any related party) did not cause or contribute to, and was not in any way negligent in permitting, any release or threatened release of the Hazardous Materials.

37. Impounds. Upon and during the continuance of an Event of Default and then only following Beneficiary’s written demand therefore, Trustor, on a monthly basis, will deposit with Beneficiary, in addition to any other required payments under the Note, an amount sufficient to enable Beneficiary to pay before delinquency all taxes, assessments, ground rents, and insurance premiums due on the Trust Property. Trustor’s installments will be equal to the estimated amounts of the payments next due (as estimated by Beneficiary in its good faith), less all installments already paid, divided by the number of months that are to elapse before one month prior to the date when the payments are due. If the amounts paid to Beneficiary under the provisions of this paragraph are insufficient to discharge the obligation of Trustor for the actual amount of the payments, Trustor will immediately pay to Beneficiary upon demand the additional sums as may be required to fully pay and discharge these items. All moneys paid may, at Beneficiary’s option: (i) be held by Beneficiary to pay taxes, assessments, ground rents, and insurance before delinquency; or (ii) be credited directly to interest and/or principal due upon the indebtedness secured by this Deed of Trust. Upon payment by Beneficiary of any taxes, assessments, ground rents, or insurance premiums, the amount paid will be added to the principal of the indebtedness secured by this Deed of Trust unless paid from the impounded funds. Deposits made under this paragraph may be commingled with Beneficiary’s general funds, and Beneficiary will have no liability to Trustor for any interest on the deposits. Nothing in this Paragraph 37 will be deemed to release Trustor from the obligation to pay taxes, assessments, ground rents, or insurance premiums to the extent these payments are in excess of those impounded by Beneficiary. All amounts deposited by Trustor under this Paragraph 37 are assigned by Trustor to Beneficiary as additional security for the Obligations.

38. Transfers.

(a) Any actual or attempted sale, transfer, assignment, encumbrance, lease, conveyance, lease with option to purchase any part, right, title, or interest in the Trust Property, whether legal or equitable, will constitute a “Transfer”.

(b) “Permitted Transfers” means (i) the transfer of shares in Trustor, and (ii) any Permitted Liens. Beneficiary’s consent is not required for Permitted Transfers.

(c) All Transfers (other than Permitted Transfers) are subject to Beneficiary’s prior written approval, which approval may be granted or conditioned in Beneficiary’s sole and absolute discretion, and any Transfer (other than a Permitted Transfer) that is not so approved by Beneficiary will be a “Prohibited Transfer”. Except as provided below, Prohibited Transfers include the transfer of any ownership, voting, or membership interest in Trustor or its general partner.

(d) In addition to any other right or remedy available to Beneficiary, Beneficiary may void any Prohibited Transfer.

(e) If any Transfer is effected, whether or not Beneficiary consents, Beneficiary, in addition to any other remedies provided in this Deed of Trust, may require that a transfer fee be paid to Beneficiary prior to the sale, transfer, assignment, encumbrance, conveyance, or lease and may further increase the rate of interest payable on the unpaid principal balance of the Note. Consent to any one Transfer will not be deemed to be consent to any other Transfer, and no consent will constitute a commitment to subordinate the lien of this Deed of Trust to any interest created by the Transfer.

39. Authority. Trustor and each signatory who signs on the Trustor’s behalf jointly and severally represent and warrant that: (i) Trustor is a duly formed and validly existing corporation, partnership, limited partnership, or limited liability company, as applicable; (ii) Trustor has all requisite power and authority to enter into and perform under this Deed of Trust; (iii) Trustor’s execution and delivery of this Deed of Trust and its performance under this Deed of Trust will not violate Trustor’s organizational documents or any other agreement to which Trustor is a party; and (iv) this Deed of Trust and the Obligations are the valid and enforceable obligations of Trustor.

40. Change of Law. If, after the date of recordation of this Deed of Trust, the United States of America or the State of California or any other governmental entity enacts a law or regulation which: (i) changes, in any material and adverse way, the taxation of this Deed of Trust as to Beneficiary; (ii) deducts from the value of the Trust Property, for the purposes of taxation, the value of any lien on the Trust Property; or (iii) impose a tax, directly or indirectly, on Beneficiary on this Deed of Trust, the Note, or any sums due and payable under either or both, Beneficiary may declare all sums secured by this Deed of Trust to be due and payable in full within not less than 60 days. Beneficiary’s declaration must be made by written notice to Trustor. The foregoing declaration by Beneficiary will be ineffective, however, if Trustor is permitted under these laws to pay the tax and if, prior to the date of election is to be effective, Trustor does pay the tax levied or assessed.

41. Other Encumbrances. Trustor will pay or perform before delinquency all obligations under any prior or subordinate mortgage, deed of trust, agreement of sale, or any other lien or encumbrance encumbering the Property (collectively called an “Encumbrance”). Without the prior written consent of Beneficiary, Trustor will not consent to or agree to the increase in the principal amount of any Encumbrance or to any extension of time for payment of the Encumbrance. If any Encumbrance is in default for any reason, Beneficiary may cure the default without notice, and the cost of curing the default, with interest at the default rate of interest specified in the Note, will be considered an advance. All advances will be added to the Obligations and may be collected from Trustor upon demand at any time after the advances are made, and the holder of the Note and Deed of Trust will be subrogated to the rights of any lienholder so paid. Immediately upon receiving any knowledge or notice of any default or claimed default under any Encumbrance, Trustor will give written notice to Beneficiary and will give to Beneficiary a true copy of each and every notice, summons, legal process, legal paper, or other communication relating in any way to any Encumbrance or any default under the Encumbrance. If payment of all or any part of principal or interest secured by any Encumbrance is not be made at the time required, then, regardless of any postponement, extension, indulgence, or forgiveness that may be agreed to or acquiesced in by the holder of the Encumbrance, a sum equal to the amount of the principal will immediately become due and payable in reduction of the Obligations. If, with or without Beneficiary’s consent, the principal amount of any Encumbrance that is superior in lien priority to this Deed of Trust is increased over the amount of its unpaid principal as it exists on the date of this Deed of Trust, then, upon Beneficiary’s demand, a sum equal to the amount of the increase will immediately become due and payable in reduction of the Obligations.

42. Security Intended. Notwithstanding any provision of this Deed of Trust to the contrary, the parties intend that this document is security for the payment and performance of the Obligations and will be a “deed of trust”. If, despite that intention, a court of competent jurisdiction determines that this document does not qualify as a “trust deed” or “deed of trust”, then, ab initio, this instrument will be deemed a realty mortgage and will be enforceable as a realty mortgage, Trustor will be deemed a “mortgagor”, Beneficiary will be deemed a “mortgagee”, and Trustee will be disregarded and all references to the “Trustee” will be deemed to refer to the “mortgagee” to the extent not inconsistent with interpreting this instrument as though it were a realty mortgage. As a realty mortgage, Trustor, as mortgagor, will be deemed to have conveyed the Trust Property ab initio to the Beneficiary as mortgagee, the conveyance as a security to be void upon condition that Trustor pay and perform all its Obligations.

43. General.

(a) Upon the written request of Beneficiary stating that all of the Obligations have been paid or performed and upon surrender of this Deed of Trust to Trustee for cancellation and upon payment by Trustor of its fees, Trustee will reconvey, without warranty, the estate in the Trust Property then held by Trustee. The grantee in the reconveyance may be designated and described as the “person or persons legally entitled thereto”, or by other appropriate terms. In lieu of execution of a reconveyance by Trustee, Beneficiary may execute or release or, on behalf of Trustee, execute the reconveyance, in which case legal title will be vested in the “person or persons legally entitled thereto”. Beneficiary will not be obligated to consent to or permit any partial releases of the Trust Property.

(b) Except as provided in Paragraph 35, this Deed of Trust will inure to and bind the heirs, legatees, devisees, administrators, executors, successors, and assigns of the parties. This Deed of Trust will be so construed that, wherever applicable, the use of the singular number will include the plural number, the use of the plural number will include the singular number, the use of the masculine gender will include the feminine gender. The term “Beneficiary” will mean the owner and holder of the Note, and will include all successors and assigns of a beneficiary to this Deed of Trust. Any appointment of Beneficiary as attorney-in-fact for Trustor will be with full power of substitution. This Deed of Trust was prepared after negotiations by and between Trustor and Beneficiary, and Trustor waives any rule of construction that requires that this Deed of Trust be construed against Beneficiary because Beneficiary or its attorneys prepared this Deed of Trust.

(c) Unless otherwise specifically set forth in this Deed of Trust, any consent, approval, or election by Beneficiary (or the establishment of any item to the satisfaction of Beneficiary) will be deemed and construed as being given, withheld, or established at and in Beneficiary’s sole and absolute discretion.

(d) Trustor requests that a copy of any Notice of Sale under this Deed of Trust be mailed to it at its address set forth above.

(e) If the payment or performance of any provision of this Deed of Trust will require a payment in excess of that permitted by any applicable law, the obligation to be paid or performed will be reduced to the minimum extent necessary to comply with any limitation of law. By acceptance of this Deed of Trust, the Beneficiary expressly waives the right to demand any excess. The provisions of this paragraph will control every other provision of this Deed of Trust.

(f) Time is of the essence in the payment and performance of each and every provision of this Deed of Trust. No failure on the part of Beneficiary to exercise any of its rights upon any default will be construed to prejudice its rights if any other or subsequent default. No delay on the part of Beneficiary in exercising any of the rights will be construed to preclude it from their exercise at any time during the continuance of the default. Beneficiary may enforce any one or more remedies or rights under this Deed of Trust successively or concurrently at its option, and any enforcement of any one or more remedies will be not deemed to be any election against or preclusion of any other rights or remedies.

(g) Unless otherwise required by applicable law, all notices required to be given under this Deed of Trust will be in writing and will be either served personally or by U.S. certified mail, postage prepaid, return receipt requested, and addressed to Trustor, Trustee, and Beneficiary at their respective addresses first above written. These addresses may be changed by notice to the other parties given in the same manner as provided in this paragraph. Notices given by certified mail will be deemed to have been given upon their deposit in a regular receptacle of U.S. mail.

(h) This Deed of Trust will be governed and construed in accordance with the laws of the State of California. Trustor irrevocably submits to jurisdiction and venue in the State of California. Trustor waives any defense or objection to jurisdiction or venue based on the doctrine of “forum non conveniens”, and Trustor stipulates that any state court in the State of California will have personal jurisdiction over Trustor for the purpose of litigating any dispute or controversy arising out of this Deed of Trust.

(i) The lien of this Deed of Trust is and will remain a valid first mortgage and deed of trust on the Trust Property.

(j) Trustor hereby expressly (i) waives any rights it may have under California Civil Code Section 2954.10 to prepay the Note, in whole or in part, without penalty, upon acceleration of the maturity date of the Note, and (ii) agrees that if, for any reason, a prepayment of the Note is made, whether voluntary or upon or following any acceleration of the maturity date of the Note by Beneficiary on account of any default by Trustor, including any transfer or disposition as prohibited or restricted herein, then Trustor shall be obligated to pay, concurrently therewith, as a prepayment premium, the applicable sum specified herein or in the Note. By initialing this provision in the space provided below, Trustor hereby declares that Beneficiary’s agreement to make the subject Loans at the interest rates and for the terms set forth in the Note constitutes adequate consideration, given individual weight by Trustor, for this waiver and agreement.

INITIALS:     SD    /    DC    /

[THE REMAINDER OF THIS PAGE IS LEFT BLANK.

SIGNATURES FOLLOW ON THE NEXT PAGE.]

Executed as of the Execution Date.

TRUSTOR:

Quest Software, Inc., a Delaware corporation

By:	/s/ Scott Davidson
Name:	Scott Davidson
Title:	CFO

By:	/s/ David Cramer
Name:	David Cramer
Title:	VP, General Counsel & Secretary

State of California	)
	)	ss.
County of Orange	)

On July 30, 2009, before me, A.O. Trent, Notary Public, personally appeared Scott Davidson, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ A.O. Trent	(Seal)

State of California	)
	)	ss.
County of Orange	)

On July 30, 2009, before me, A.O. Trent, Notary Public, personally appeared David Cramer, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ A.O. Trent	(Seal)

EXHIBIT “A”

TO

DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING

(CALIFORNIA)

(Legal Description of the Premises)

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

THOSE PORTIONS OF TRACT MAP NO(S). 14323 RECORDED IN BOOK 714, PAGES 49 AND 50; 14324 RECORDED IN BOOK 715, PAGES 9 AND 10; 14972 RECORDED IN BOOK 715, PAGES 11 AND 12; AND THAT PORTION OF TRACT MAP NO. 14310 RECORDED IN BOOK 670, PAGES 45 AND 46, ALL OF MISCELLANEOUS MAPS, THAT HAS BEEN ABANDONED AS INSTRUMENT NO. 1997-0652771, ALL IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL A:

PARCELS 4 AND 5 IN THE CITY OF ALISO VIEJO, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL-97-054, RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL PREVIOUSLY UNRESERVED MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND ALL UNDERGROUND WATER, IN OR UNDER OR WHICH MAY BE PRODUCED FROM THE PROPERTY WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER FROM THE PROPERTY BY MEANS OF MINES, WELLS, DERRICKS OR OTHER EQUIPMENT FROM SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND OR LYING OUTSIDE OF THE PROPERTY, IT BEING UNDERSTOOD THAT THE OWNER OF SUCH MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER, AS SET FORTH ABOVE, SHALL HAVE NO RIGHT TO ENTER UPON THE PROPERTY OR ANY PORTION THEREOF ABOVE SAID PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE PROPERTY FOR ANY PURPOSE WHATSOEVER, AS RESERVED BY SHEA HOMES LIMITED PARTNERSHIP IN THE DEEDS RECORDED DECEMBER 19, 1997 AS INSTRUMENT NO. 19970653373, BOTH OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, PARKING, UTILITIES AND OTHER MATTERS ON, OVER, UNDER OR ACROSS PORTIONS OF PARCELS 1, 2, 3, 4 AND 5 AS SHOWN ON EXHIBIT “B” ATTACHED TO LOT LINE ADJUSTMENT NO. LL 97-054, RECORDED ON DECEMBER 19, 1997 AS INSTRUMENT NO. 19970652822 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA, AS SAID EASEMENTS ARE SET FORTH AND DEFINED IN ARTICLE 2 IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS AND COVENANTS EXECUTED BY FLUOR ENTERPRISES, INC., A CALIFORNIA CORPORATION, RECORDED MARCH 31, 2004 AS INSTRUMENT NO. 2004000265241 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

Assessor’s Parcel No: 623-481-52 and 53

2